Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces First Quarter 2017 Financial Results

•	Revenues increased 4.6% to $188.8 million in Q1 2017 compared to $180.5 million in Q1 2016.

•	Net income from continuing operations was $5.2 million in Q1 2017 compared to $6.9 million in Q1 2016.

•	Adjusted EBITDA(5), a non-GAAP measure, was $27.1 million in Q1 2017 compared to $26.6 million in Q1 2016.

•	Diluted earnings per share from continuing operations was $0.24 in Q1 2017 compared to $0.32 in Q1 2016.

•	Adjusted diluted earnings per share from continuing operations(5), a non-GAAP measure, was $0.55 in Q1 2017 compared to $0.62 in Q1 2016.

•
Huron updates its previously released net income and diluted earnings per share guidance for full year 2017 in a range of $24.0 million to $31.0 million and $1.10 to $1.40, respectively, and affirms its previously released revenue, adjusted EBITDA(6), and adjusted diluted earnings per share(6) guidance for full year 2017 in a range of $750.0 million to $790.0 million, $112.5 million to $124.5 million, and $2.40 to $2.70, respectively.

CHICAGO - May 1, 2017 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the first quarter ended March 31, 2017.
"As we expected, our Education and Life Sciences and Business Advisory segments achieved strong results in the first quarter, while our Healthcare segment remained challenged," said James H. Roth, chief executive officer and president of Huron.
"We are confident that the foundation we have built to serve our clients, rooted in diverse capabilities and deep industry expertise, supports their need to respond to the market disruption and regulatory changes they face and will result in sustained growth over time," added Roth.
FIRST QUARTER 2017 RESULTS FROM CONTINUING OPERATIONS
Revenues increased 4.6% to $188.8 million for the first quarter of 2017 compared to $180.5 million for the first quarter of 2016. First quarter 2017 revenues included $12.8 million from Huron's acquisitions of Healthcare Services Management, Inc., Pope Woodhead and Associates ("Pope Woodhead"), and Innosight Holdings LLC ("Innosight"), all of which were completed subsequent to the first quarter of 2016, and $0.3 million of incremental revenues due to the full quarter impact of the acquisition of MyRounding Solutions, LLC. First quarter 2017 revenues also included revenues from the acquisition of the U.S. assets of ADI Strategies, Inc. ("ADI Strategies"), which was completed subsequent to the first quarter of 2016 and has since been fully integrated into the Business Advisory segment. Net income from continuing operations was $5.2 million, or $0.24 per diluted share, for the first quarter of 2017 compared to $6.9 million, or $0.32 per diluted share, for the same period last year.
First quarter 2017 earnings before interest, taxes, depreciation and amortization ("EBITDA")(5) increased 4.5% to $26.8 million, or 14.2% of revenues, compared to $25.6 million, or 14.2% of revenues, in the comparable quarter last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2017	2016
Restructuring charges	$279	$1,333
Other non-operating expense (income), net	$17	$(347)
Amortization of intangible assets	$8,652	$7,445
Non-cash interest on convertible notes	$1,928	$1,839
Tax effect	$(4,192)	$(4,172)
Adjusted EBITDA(5) was $27.1 million, or 14.4% of revenues, in the first quarter of 2017, compared to $26.6 million, or 14.8% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(5) was $11.8 million, or $0.55 per diluted share, for the first quarter of 2017, compared to $13.3 million, or $0.62 per diluted share, for the comparable period in 2016.
The average number of full-time billable consultants(1) increased 7.4% to 1,965 in the first quarter of 2017 compared to 1,829 in the same quarter last year. Full-time billable consultant utilization rate(2) was 73.9% during the first quarter of 2017 compared to 76.6% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $216 for the first quarter of 2017 compared to $214 for the first quarter of 2016. The average number of full-time equivalent professionals(4) was 276 in the first quarter of 2017 compared to 245 for the comparable period in 2016.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2017 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (52%); Education and Life Sciences (28%); and Business Advisory (20%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2017.
ACQUISITIONS
On Jan. 9, 2017, Huron completed its acquisition of Pope Woodhead, a U.K.-based consulting firm providing market access capabilities to assist clients in developing value propositions for innovative medicines and technologies. The acquisition expands Huron's life sciences strategy expertise and strengthens its ability to lead clients through complex payer and regulatory environments. Pope Woodhead's results of operations have been included in Huron's consolidated financial statements and the results of operations of the Education and Life Sciences segment from the date of acquisition.

On March 1, 2017, Huron completed its acquisition of Innosight, a growth strategy firm focused on helping companies navigate disruptive change, enable innovation, and manage strategic transformation. Together with Innosight, Huron will use its strategic, operational, and technology capabilities to help clients across multiple industries develop pioneering solutions to address disruption and achieve sustained growth. Innosight's results of operations have been included in Huron's consolidated financial statements and the results of operations of the Business Advisory segment from the date of acquisition.
On April 1, 2017, Huron completed its acquisition of the international assets of ADI Strategies in Dubai and India. Huron acquired the U.S. assets of ADI Strategies in the second quarter of 2016. ADI Strategies is a leading enterprise performance management, risk management and business intelligence firm. The acquisition strengthens Huron's technology and analytics competencies and expands its global reach. The international results of operations of ADI Strategies will be included in Huron's consolidated financial statements and the results of operations of the Business Advisory segment from the date of acquisition.
OUTLOOK FOR 2017(6)
Based on currently available information, the company affirmed its revenue, adjusted EBITDA, and non-GAAP adjusted earnings guidance, which was previously announced on Feb. 16, 2017. However, the company updated its EBITDA and GAAP earnings guidance to adjust for amortization expense associated with the acquisitions that were completed during the first quarter of 2017 and to reflect the estimated costs of restructuring activities.
As such, the company's guidance for full year 2017 is as follows: revenues before reimbursable expenses in a range of $750.0 million to $790.0 million, net income in a range of $24.0 million to $31.0 million, EBITDA in a range of $110.0 million to $122.0 million, adjusted EBITDA in a range $112.5 million to $124.5 million, GAAP diluted earnings per share in a range of $1.10 to $1.40, and non-GAAP adjusted diluted earnings per share in a range of $2.40 to $2.70.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
FIRST QUARTER 2017 WEBCAST
The company will host a webcast to discuss its financial results today, May 1, 2017, at 7:30 a.m. Eastern Time (6:30 a.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(5)
In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
ABOUT HURON
Huron is a global professional services firm committed to achieving sustainable results in partnership with its clients. The company brings depth of expertise in strategy, technology, operations, advisory services and analytics to drive lasting and measurable results in the healthcare, higher education, life sciences and commercial sectors. Through focus, passion and collaboration, Huron provides guidance to support organizations as they contend with the change transforming their industries and businesses. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or “outlook” or similar expressions. These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues and reimbursable expenses:
Revenues	$188,849	$180,489
Reimbursable expenses	16,950	16,561
Total revenues and reimbursable expenses	205,799	197,050
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	115,741	111,857
Amortization of intangible assets and software development costs	2,986	3,386
Reimbursable expenses	16,869	16,627
Total direct costs and reimbursable expenses	135,596	131,870
Operating expenses:
Selling, general and administrative expenses	46,856	42,057
Restructuring charges	279	1,333
Depreciation and amortization	8,919	7,414
Total operating expenses	56,054	50,804
Operating income	14,149	14,376
Other income (expense), net:
Interest expense, net of interest income	(4,004)	(3,971)
Other income, net	758	471
Total other expense, net	(3,246)	(3,500)
Income from continuing operations before income tax expense	10,903	10,876
Income tax expense	5,748	4,010
Net income from continuing operations	5,155	6,866
Income (loss) from discontinued operations, net of tax	143	(864)
Net income	$5,298	$6,002
Net earnings per basic share:
Net income from continuing operations	$0.24	$0.33
Income (loss) from discontinued operations, net of tax	0.01	(0.05)
Net income	$0.25	$0.28
Net earnings per diluted share:
Net income from continuing operations	$0.24	$0.32
Income (loss) from discontinued operations, net of tax	0.01	(0.04)
Net income	$0.25	$0.28
Weighted average shares used in calculating earnings per share:
Basic	21,239	21,114
Diluted	21,474	21,460
Comprehensive income:
Net income	$5,298	$6,002
Foreign currency translation adjustments, net of tax	424	21
Unrealized gain on investment, net of tax	1,777	1,472
Unrealized gain (loss) on cash flow hedging instruments, net of tax	45	(114)
Other comprehensive income	2,246	1,379
Comprehensive income	$7,544	$7,381

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$12,667	$17,027
Receivables from clients, net	96,262	94,246
Unbilled services, net	67,540	51,290
Income tax receivable	5,626	4,211
Prepaid expenses and other current assets	14,690	13,308
Total current assets	196,785	180,082
Property and equipment, net	36,067	32,434
Long-term investment	37,569	34,675
Other non-current assets	26,652	24,814
Intangible assets, net	97,469	81,348
Goodwill	897,752	799,862
Total assets	$1,292,294	$1,153,215
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,426	$7,273
Accrued expenses	24,342	19,788
Accrued payroll and related benefits	39,988	82,669
Accrued contingent consideration for business acquisitions	8,263	1,985
Deferred revenues	24,005	24,053
Total current liabilities	106,024	135,768
Non-current liabilities:
Deferred compensation and other liabilities	25,379	24,171
Accrued contingent consideration for business acquisitions, net of current portion	15,101	6,842
Long-term debt	422,297	292,065
Deferred lease incentives	12,477	10,703
Deferred income taxes, net	45,359	35,633
Total non-current liabilities	520,613	369,414
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,487,820 and 24,126,118 shares issued at March 31, 2017 and December 31, 2016, respectively	240	235
Treasury stock, at cost, 2,364,699 and 2,408,343 shares at March 31, 2017 and December 31, 2016, respectively	(117,813)	(113,195)
Additional paid-in capital	421,023	405,895
Retained earnings	356,346	351,483
Accumulated other comprehensive income	5,861	3,615
Total stockholders’ equity	665,657	648,033
Total liabilities and stockholders’ equity	$1,292,294	$1,153,215

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$5,298	$6,002
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	11,931	10,799
Share-based compensation	3,939	5,208
Amortization of debt discount and issuance costs	2,482	2,367
Allowances for doubtful accounts and unbilled services	1,346	2,418
Deferred income taxes	7,316	7,191
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	6,663	14,834
(Increase) decrease in unbilled services	(14,282)	(19,363)
(Increase) decrease in current income tax receivable / payable, net	(2,026)	(8,247)
(Increase) decrease in other assets	(828)	10,983
Increase (decrease) in accounts payable and accrued liabilities	4,701	(3,960)
Increase (decrease) in accrued payroll and related benefits	(43,317)	(37,451)
Increase (decrease) in deferred revenues	(1,615)	198
Net cash used in operating activities	(18,392)	(9,021)
Cash flows from investing activities:
Purchases of property and equipment, net	(6,503)	(1,980)
Investment in life insurance policies	(133)	(866)
Purchases of businesses, net of cash acquired	(101,817)	(14,000)
Capitalization of internally developed software costs	(265)	(252)
Proceeds from note receivable	177	—
Net cash used in investing activities	(108,541)	(17,098)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	123
Shares redeemed for employee tax withholdings	(4,181)	(4,377)
Share repurchases	—	(55,265)
Proceeds from borrowings under credit facility	179,000	70,500
Repayments on credit facility	(51,000)	(30,000)
Payments for debt issuance costs	(395)	—
Payment of contingent consideration liabilities	(873)	—
Net cash provided by (used in) financing activities	122,551	(19,019)
Effect of exchange rate changes on cash	22	158
Net decrease in cash and cash equivalents	(4,360)	(44,980)
Cash and cash equivalents at beginning of the period	17,027	58,437
Cash and cash equivalents at end of the period	$12,667	$13,457

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2017	2016
Healthcare:
Revenues	$98,452	$114,018	(13.7)%
Operating income	$34,150	$39,006	(12.4)%
Segment operating income as a percentage of segment revenues	34.7%	34.2%
Education and Life Sciences:
Revenues	$52,485	$43,238	21.4%
Operating income	$15,579	$10,208	52.6%
Segment operating income as a percentage of segment revenues	29.7%	23.6%
Business Advisory:
Revenues	$37,912	$23,233	63.2%
Operating income	$5,802	$2,699	115.0%
Segment operating income as a percentage of segment revenues	15.3%	11.6%
Total Company:
Revenues	$188,849	$180,489	4.6%
Reimbursable expenses	16,950	16,561	2.3%
Total revenues and reimbursable expenses	$205,799	$197,050	4.4%
Statements of Earnings reconciliation:
Segment operating income	$55,531	$51,913	7.0%
Items not allocated at the segment level:
Other operating expenses	32,463	30,123	7.8%
Depreciation and amortization	8,919	7,414	20.3%
Total operating income	14,149	14,376	(1.6)%
Other expense, net	3,246	3,500	(7.3)%
Income from continuing operations before income tax expense	$10,903	$10,876	0.2%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Healthcare	857	1,023	(16.2)%
Education and Life Sciences	604	497	21.5%
Business Advisory	554	322	72.0%
Total	2,015	1,842	9.4%
Average number of full-time billable consultants (for the period) (1):
Healthcare	867	1,026
Education and Life Sciences	595	487
Business Advisory	503	316
Total	1,965	1,829

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
Other Operating Data (continued):	2017	2016
Full-time billable consultant utilization rate (2):
Healthcare	72.3%	80.5%
Education and Life Sciences	73.3%	71.4%
Business Advisory	77.0%	72.0%
Total	73.9%	76.6%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$228	$213
Education and Life Sciences	$228	$227
Business Advisory	$184	$199
Total	$216	$214
Revenue per full-time billable consultant (in thousands):
Healthcare	$76	$82
Education and Life Sciences	$78	$79
Business Advisory	$72	$71
Total	$76	$79
Average number of full-time equivalents (for the period) (4):
Healthcare	216	199
Education and Life Sciences	41	39
Business Advisory	19	7
Total	276	245
Revenue per full-time equivalent (in thousands):
Healthcare	$150	$151
Education and Life Sciences	$145	$123
Business Advisory	$104	$126
Total	$146	$146

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
Consists of cultural transformation consultants within our Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by our clients, and full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$188,849	$180,489
Net income from continuing operations	$5,155	$6,866
Add back:
Income tax expense	5,748	4,010
Interest expense, net of interest income	4,004	3,971
Depreciation and amortization	11,905	10,800
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	26,812	25,647
Add back:
Restructuring charges	279	1,333
Other non-operating expense (income), net	17	(347)
Adjusted EBITDA (5)	$27,108	$26,633
Adjusted EBITDA as a percentage of revenues (5)	14.4%	14.8%
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (5)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income from continuing operations	$5,155	$6,866
Weighted average shares – diluted	21,474	21,460
Diluted earnings per share from continuing operations	$0.24	$0.32
Add back:
Amortization of intangible assets	8,652	7,445
Restructuring charges	279	1,333
Non-cash interest on convertible notes	1,928	1,839
Tax effect	(4,192)	(4,172)
Total adjustments, net of tax	6,667	6,445
Adjusted net income from continuing operations (5)	$11,822	$13,311
Adjusted diluted earnings per share from continuing operations (5)	$0.55	$0.62

(5)
In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2017 OUTLOOK

RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2017
	Guidance Range
	Low	High
Projected revenues - GAAP	$750.0	$790.0
Projected net income - GAAP	$24.0	$31.0
Add back:
Income tax expense	17.5	22.5
Interest expense, net of interest income	18.5	18.5
Depreciation and amortization	50.0	50.0
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	110.0	122.0
Add back:
Restructuring charges	3.0	3.0
Other non-operating income, net	(0.5)	(0.5)
Projected adjusted EBITDA (6)	$112.5	$124.5
Projected adjusted EBITDA as a percentage of projected revenues (6)	15.0%	15.8%

RECONCILIATION OF NET INCOME
TO ADJUSTED NET INCOME (6)
(In millions, except per share amounts)
(Unaudited)

	Year Ending
	December 31, 2017
	Guidance Range
	Low	High
Projected net income - GAAP	$24.0	$31.0
Projected diluted earnings per share - GAAP	$1.10	$1.40
Add back:
Amortization of intangible assets	35.0	35.0
Restructuring charges	3.0	3.0
Non-cash interest on convertible notes	8.0	8.0
Tax effect	(18.0)	(18.0)
Total adjustments, net of tax	28.0	28.0
Projected adjusted net income (6)	$52.0	$59.0
Projected adjusted diluted earnings per share (6)	$2.40	$2.70

(6)
In evaluating the company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income, and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income and projected diluted earnings per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.